Exhibit 99.1

October 10, 2016	Analyst Contact:	Andrew Ziola 918-947-7163
	Media Contact:	Jennifer Rector 918-947-7571

ONE Gas Third-quarter 2016
Conference Call and Webcast Scheduled

TULSA, Okla. - Oct. 10, 2016 - ONE Gas, Inc. (NYSE: OGS) will release its third-quarter 2016 earnings after the market closes on Mon., Oct. 31, 2016.

The ONE Gas executive management team will participate in a conference call the following day, Tues., Nov. 1, 2016, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time).

The call also will be carried live on the ONE Gas website.

What:	ONE Gas third-quarter 2016 earnings conference call and webcast

When:	11 a.m. Eastern, Nov. 1, 2016
10 a.m. Central

Where:	1) Phone conference call dial 888-466-4587, pass code 1377239
2) Log on to the webcast at www.onegas.com

If you are unable to participate in the conference call or the webcast, the replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 1377239.

ONE Gas, Inc. (NYSE: OGS) is a stand-alone, 100 percent regulated, publicly traded natural gas utility, and trades on the New York Stock Exchange under the symbol “OGS.” ONE Gas is included in the S&P MidCap 400 Index, and is one of the largest natural gas utilities in the United States.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas.

ONE Gas is headquartered in Tulsa, Okla., and its divisions include Oklahoma Natural Gas, the largest natural gas distributor in Oklahoma; Kansas Gas Service, the largest in Kansas, and Texas Gas Service, the third largest in Texas, in terms of customers.

-more-

ONE Gas Third-quarter 2016 Conference Call and Webcast Scheduled

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com.

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